Exhibit 99.2
Conference Call Transcript
PFCB — Q2 2005 P.F. Chang’s China Bistro, Inc. Earnings Conference Call
Event Date/Time: Jul. 27. 2005 / 1:00PM ET
Event Duration: 51 min
CORPORATE PARTICIPANTS
Russell Owens
P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
Kristina Cashman
P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Robert Vivian
P.F. Chang’s China Bistro, Inc. — President
CONFERENCE CALL PARTICIPANTS
John Glass
CIBC World Markets — Analyst
Sharon Zackfia
William Blair & Company — Analyst
Ashley Woodruff
Bear Stearns — Analyst
Paul Westra
SG Cowen — Analyst
Craig Bibb
W.R. Hambrecht — Analyst
Matt Difrisco
Thomas Weisel Partners — Analyst
Bryan Elliott
Raymond James — Analyst
Dennis Forst
Keybanc Capital Markets — Analyst
Mark Kalinowski (ph)
Buckingham Research — Analyst
Hil Davis
SunTrust Robinson Humphrey — Analyst
Larry Miller
Prudential — Analyst
Dean Haskell
JMP Securities — Analyst
Donna Hogan
The East Side Tribune — Analyst

PRESENTATION

Operator
Welcome to the second quarter 2005 earnings release conference call. Your lines will be placed on a listen-only until the question and answer session in today’s conference. I would like to remind all participants, today’s call is being recorded. If you have any objections, please disconnect at this time. I would now like to introduce Mr. Robert Vivian, President of P.F. Chang’s China Bistro. Please go ahead, sir.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Thank you, Yvonne. Good morning. Welcome to the P.F. Chang’s second quarter conference call. Joining me are Rick Federico, our Chairman and CEO, Russell Owens, President of Pei Wei Asian Diner, and Kristina Cashman, our CFO. Most of our conversation today will involve our thoughts and expectations for the future. As such, we recommend that everyone peruse the risks and uncertainties associated with our business as detailed in our SEC filings. On a consolidated basis, our second quarter revenues grew 17% over the prior year. Both concepts slightly exceeded the revenue forecast for the quarter by posting comp store sales gains of 1.9% at the Bistro and 6.3% at Pei Wei.
Given that we break down concept performance by line item in our press release and that our overall results were in line with our expectations, I’m not going to spend a whole lot of time today with the details of the second quarter. The two cost pressures de jour, energy and wages, caused us some minor heartburn during the quarter, but nothing too dramatic. It doesn’t appear that we’re going to get any near term relief in oil, and minimum wage changes are here to stay. So we will be fighting our way through both of these items for the foreseeable future. We are filing our 10-Q for the quarter as we speak, so the balance sheet and cash flow information should be available to everyone by the end of the day. My guess is that most of you would like to hear about the Bistro this morning, so let’s start off our discussion by going back to the second quarter.
As we reported, Bistro comps came in at 1.9% for the quarter. By month, sales trends slowed throughout the quarter and we exited June running about 1% positive. Now, if you dissect our system into two parts, one being markets where we have added Bistro capacity in the last 18 months and the other being those markets where we have not added additional Bistro restaurants, you will discover a not too surprising fact. When we do add additional Bistro seats in a market, we impact our ability, certainly in the short term, to grow comparable sales in that market. The Bistro tends to draw from a fairly large radius. At times, it even surprises us how far people will travel to come to our restaurant. In those markets where we added capacity, second quarter comp sales were down by one half of 1%. In those markets where we did not add Bistro seats, our comp sales increased over 3%.
This is not a new trend for us. As a matter of fact, it’s been with us for years. I wanted to bring this to your attention for a couple of reasons. One, we will continue to develop in new — in both new and old markets with the Bistro. Thus, we expect to experience short term pain in a handful of markets each and every year. Two, at the end of the second quarter, the Bistro had comp restaurants in 54 markets. Over 70% of those markets experienced positive sales for the quarter. By the way, this was slightly better than our performance in the first quarter, notwithstanding the fact that our overall comp sales results were higher in the first quarter versus the second.
Now, with all that as a backdrop, let’s move to on to what we have seen so far in July. The first week, which included the Fourth of July holiday, saw comp sales decline about 7%. The July 4th holiday itself is never a good day for us, and it was the first day of our third quarter. So our first week got off at a very bad start. On a more normalized basis, the next two weeks saw comp sales declines of about 1.5%. If you look across the country, the decline from our June sales trends has been fairly consistent across all geographies. Our stronger markets are a little less strong. Our weaker markets are a little softer. Finally, the last fly in our sales ointment relates to our new restaurant developments this year. Due to a variety of construction and permitting issues, almost every restaurant in the back half of the year is experiencing some sort of delay from our projected opening dates.
Thus, we have lost about 12 sales weeks in both the third and fourth quarter, which equates to a sales loss in excess of $1 million per quarter. So as we sit around here today, we have a bit of a conundrum. We have clearly started slower out of the gate this quarter than we anticipated. We are not operating our concepts any differently today than we were last month when sales were appreciably higher. While we would like to believe that this is only a momentary lull, prudence dictates that we err on the side of the current trend. Therefore, we have lowered our revenue expectations for the third quarter by about $3 million, and shaved our earnings outlook by a little over $1 million. We have also applied the same logic to the fourth quarter, dropping revenues by about 3 million and earnings by roughly $1 million.
All told, we have reduced our revenue expectations for the year from 821 million to 815 million, and our earnings from 41 million to 39 million. Frankly, we do not know if the current trends will continue or not. Only time will tell. If it turns out that we are overly conservative, so be it. From a tactical standpoint, the Bistro team will continue to focus on our guest experience in the restaurant. We will not take any short term steps that could potentially hamstring our future, nor will we alter our long-term strategic plan of providing great service and great value to our guests. As we’ve said many times, we will develop Bistro as long as the returns on invested capital dictate development. At this juncture, those returns remain very solid. Thus, we continue to seed our real estate pipeline, which bring us to 2006.
As we mentioned in our press release today, we intend to open 18 to 20 company-owned Bistros, 30 to 32 Pei Wei Asian Diners, a joint venture Bistro, and one R&D restaurant next year. We expect revenue gains year over year to be in the 20% range; and, excluding the expense associated with stock options, earnings should fall at roughly the same pace. I have not talked too much about Pei Wei Asian Diner today, because frankly, unlike the Bistro, they are performing within the bounds of our expectations. Since last we spoke, Pei Wei has a entered four new markets — Miami and Nashville in the second quarter and Minneapolis and Orlando early in the third quarter. For the balance of 2005, three more new markets will appear — Raleigh, Charlotte and College Station, Texas. Insofar as current sales trends are concerned, Pei Wei is running positive comps at about 3% thus far in July.
I don’t want to ruffle the field neglected during the Q&A, so I think I’m going to stop short on anything further on Pei Wei. And Yvonne, I think we will go ahead and open up to questions at this point.
QUESTION AND ANSWER

Operator
[OPERATOR INSTRUCTIONS]. Our first question is from John Glass. And please state your company name.

John Glass — CIBC World Markets — Analyst
Thanks, it’s CIBC. Excuse me. A couple of quick questions, Burt, if I could.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sure.

John Glass — CIBC World Markets — Analyst
70% of the markets in the second quarter were comping positively. Were there any geographic commonalities in the 30% that weren’t then?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes, John. I think that we are seeing some of the same trends that you’ve heard from others. You know, generally speaking, the center cut portion of the country, the midwest, is probably trending lighter than the two coasts. And I think you’ve heard that from other folks, and ours is the same case.

John Glass — CIBC World Markets — Analyst
But how much is it? Does it describe a lot of the comp decline, or — ?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I would say in general it describes a fair amount of that comp decline. We also have, you know, as I mentioned, in certain markets where we’ve added capacity — for example, in the Denver market, we have hurt ourselves in that market, again by adding Bistro seats, at least in the short term. You know, we fully expect the Denver market, as we’ve seen in other markets in the past, will absorb these seats and then push forward in the future.

John Glass — CIBC World Markets — Analyst
And then in terms of the comp decline, is it really all traffic or are you starting to see some maybe price or ticket resistance as well?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You know, interestingly enough, John, we are seeing very little change in terms of how the guest is using the restaurant. Our average check hasn’t really moved meaningfully one way or the other, which we believe to be an interesting sign. It just appears that there are a few less customers coming through the door.

John Glass — CIBC World Markets — Analyst
Okay. And then your forecast, at least for the third quarter, I think suggests that average weekly sales will decline less in at least the July comps. Are you — and maybe you can be more explicit — do you expect comps to stay dow,n but less than the 3% for the balance of the quarter or —?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yeah, you know, here we are after three weeks in July, John; and you know, frankly, if we weren’t talking about our second quarter, I would prefer not to be talking at all, just to see kind of how things shake out as we enter into the third quarter. You know, right now that first week is probably weighing a little heavy on the overall number for the — right now for July. We don’t expect to be down three for the quarter. As a matter of fact, we expect trends to be down probably in the 1.5 to 1% range, and then actually move up as we push into the fourth quarter.

John Glass — CIBC World Markets — Analyst
Got it. Thank you very much.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. Our next question is from Sharon Zackfia. And please state your company name.

Sharon Zackfia — William Blair & Company — Analyst
William Blair. I guess a question on the Bistro, on the cannibalization. Are you seeing that higher than you planned, and can you break out in July new versus existing markets, what you’re seeing in comps relative to that negative three that you gave?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sharon, I don’t think it’s really much higher than we anticipated in terms of where we’ve added additional capacity. You know, historically, where we — in those markets where we haven’t added capacity, they’re — the strength in those markets has been able to carry the water for those markets where we have added capacity. You know, what we are seeing right now is that the tide has lowered overall, which is — you know, it obviously takes those markets where weve added capacity just a little bit lower. I bring it up because I don’t want anyone to infer necessarily that our results thus far are all due to outside events. I think some of this is clearly in our lap, all right? Insofar as the first three week,s I really don’t want to break out between the markets — again, it’s three weeks. We will certainly give clarity and more description of detail as we come to the end of this quarter and we speak again in October.

Sharon Zackfia — William Blair & Company — Analyst
Okay. Can I ask a follow up?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sure.

Sharon Zackfia — William Blair & Company — Analyst
On the restaurant development this year at the Bistro, can you tell us out of that 18, what the percentage old versus new markets? And then next year on your 18 to 20, what’s that — what is that contemplated to look like?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet. You know, this year as we looked at 2004 and 2005, it was probably about evenly split between new and old roughly. As we look into next year, it probably skews more towards new markets. We have a couple of restaurants. We are going to add a restaurant in Houston. Houston is one of the those markets where we’ve added capacity. We have one more restaurant going into the Houston market next year. And then my guess is that we will not do any more Bistro development in Houston for a period of time. We are going to add a restaurant in the Dallas market next year, and that’s really the two markets that probably give me the most concern in terms of how it may impact existing restaurants within that market.

Sharon Zackfia — William Blair & Company — Analyst
Okay. And then in terms of the development delays at the Bistro, how much of that permitting the construction delay was within your control and how can you help offset that going further?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Boy, Sharon, I’ll tell you. There’s a fair amount of construction activity on all fronts going on in this country right now. And if you’ve tried to get a permit or anything done through the cities, municipalities, water districts, you will discover that they’re as busy as they’ve ever been. And I can’t help but believe that some of this is impacting our developers. I will always look within our four walls when assessing blame when things don’t go as we expect; but I’ll tell you, everyone who is involved in the construction process — our team and our outside partners — are struggling to deliver projects on time. You know, we saw it earlier, we talked earlier in Pei Wei. We — you know, the Bistro is not immune to that either, and so we’ve seen it in the back half of the year. You know, we just simply — as we look forward into next year, we just simply have to take all of these things into consideration when we are laying out our plan and our expectations for everybody, and just simply try and do a better job.

Sharon Zackfia — William Blair & Company — Analyst
Okay, thanks.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
To the extent that’s possible.

Sharon Zackfia — William Blair & Company — Analyst
Thank you.

Operator
Our next question is from Ashley Woodruff, and please state your company name.

Ashley Woodruff — Bear Stearns — Analyst
Bear Stearns. Thanks. Your guidance implies pretty significant declines in the restaurant profit margins at the Bistro in the third and fourth quarter, which you know, as you said, revenues will be about 3 million lower each quarter. But looks like the restaurant level margins will be about 2 million lower each quarter, which seems a little bit greater than I would have expected even with the lower sales. Could you quantify how much of that is deleveraging and how much are other cost factors?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sure, Ashley. I think that, you know, we’ve lowered revenues about 3 million, we’ve lowered net about 1 million. You might be thinking — you might be comparing it to our previous forecast. Is that correct?

Ashley Woodruff — Bear Stearns — Analyst
Yes, yes, the restaurant margins.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You know, I mean, there’s no doubt that we are seeing some pressures again on two fronts — energy and on wages. That’s probably in there a little bit; but I will tell you most of — most if virtually not all of the reduction in our expectations relate to loss of sales. If for some reason we wave a magical want and those sales reappear, I would expect used to better from a profitability standpoint. There’s no question if you take sales off the plate that it does impact our margins.

Ashley Woodruff — Bear Stearns — Analyst
Great. And second question, you did mention you’re not going to do anything stupid to try to drive sales in the near term. But, you know, as you think about your sales trends this year, are you thinking differently about how you drive sales at the Bistro going forward? I mean, are you thinking differently about marketing or menu changes or anything of that ilk?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I wouldn’t be so bold as to say I won’t do anything stupid; but you know, right now we are seeing, you know, a decline in our sales trends at the Bistro; and frankly, it’s a rather short term decline. So I’m not going to start pulling triggers over two or three weeks of sales. You know, a Bistro has always been based upon delivering great service and great value to our guests. We will not change those tenants. Are we going to look on how we can best present ourselves to our guests? Sure. We do that all the time. And we may explore knew opportunities in ‘06 and ‘07 that we haven’t done in the past. It won’t necessarily be in reaction to two or three weeks of negative sales in July, though.

Ashley Woodruff — Bear Stearns — Analyst
Thanks.

Operator
Thank you. Our next question is from Paul Westra. Please state your company name.

Paul Westra — SG Cowen — Analyst
Yes, hi. SG Cowen. Burt, I don’t want to overly belabor the point, but I just want to go back. Did you mention that you thought comps for the quarter might be down one, 1.5; and then if that’s true for the third quarter, I guess the question is, it seems like you — comps got — or were expected to be one and a half, you might think they are two or three points off, yet your average weekly sales guidance in your release is only down one. Is there — is there — can you just reconcile those two?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes, you’ve got a very fine point on your pencil there. I think for the third quarter we are talking about a half to 1% in comps down, not one to 1.5. And then again, ticking up we believe slightly seasonally in the fourth quarter.

Paul Westra — SG Cowen — Analyst
Okay. But the volumes — obviously, we have the volume here, but is there anything in the second half as far as unit openings are going to be materially different than what the year-to-date volumes have been?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
No, we don’t anticipate that.

Paul Westra — SG Cowen — Analyst
Great. Thank you. And then the second question was, you did this great analysis for us that’s very really helpful on the penetration of new capacity with Bistro. Have you done the same with Pei Wei and what their potential impact may or may not have been, and has that changed recently?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I’m sorry, I didn’t — the impact of Pei Wei on the Bistro business?

Paul Westra — SG Cowen — Analyst
Yes.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Oh, okay. You know, I think Pei Wei, as we said before, when they enter a market, it clearly at the margin impacts the Bistro business. To the best our ability to quantify that, it’s in the 1 to 2%

range. I would not — again, the Bistros’ trend right now, I would not attribute those two Pei Wei. It’s certainly — when we add Bistro seats to the market, that has a definite impact on existing sales within that particular market. Pei Wei does have a small impact. But as we’ve seen in the Phoenix market, as an example, where we are as dense with Pei Wei as any particular market, you know, it had an initial small impact on the Bistro business, but the Bistro business has now recovered and is actually growing sales at a fairly strong clip in this market. So that impact from Pei Wei may be very short term in nature, but the fact of the matter is the overall market, and particularly here in Phoenix and other older markets, is very strong.

Paul Westra — SG Cowen — Analyst
All right. So no delta in the Pei Wei impact?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
No.

Paul Westra — SG Cowen — Analyst
Okay, great. And the last question is on, could you remind us what your pricing is on the menu and when you may change that?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Oh, sure. The Bistro pricing right now is 1%, and we have no intentions, at least at this juncture, to make any pricing changes for the balance of the year. Pei Wei pricing is about 1.5%, and I believe that is going to be static for the balance of the year.

Paul Westra — SG Cowen — Analyst
And when is the new menu coming out at Bistro, or — ?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
There — right now we don’t have any plans for a new menu, per se. We may be dropping in some new items during the back half of the year. We have some things in store for 2006, but I don’t think you’re going to see much in the way of any significant menu changes in ‘05.

Paul Westra — SG Cowen — Analyst
Great. Thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Our next question is from Craig Bibb, and please state your company name.

Craig Bibb — W.R. Hambrecht — Analyst
W. R. Hambrecht. If I understand correctly, the decline in comps was essentially less people coming through the door across all markets and you are not speculating on why less people are coming through the door?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President

No, Craig, I don’t know why that’s the case. So I mean, we could all sit and hypothesize why, and — but I’ll let other people worry about that. All I know is that there are a few people — few less people coming through the doors.

Craig Bibb — W.R. Hambrecht — Analyst
If it’s not 100-degree markets more so than 80-degree markets?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Boy, I’ll tell you, this summer, I think every market has been about 100 degrees. When it went over I think 110 in Milwaukee the other day, that told me it’s a hot summer.

Craig Bibb — W.R. Hambrecht — Analyst
You gave us the mix of new and old markets for the Bistro for ‘05 and ‘06. Could you give us that for Pei Wei?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Mr. Owens will do that, I believe.

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
Mix meaning?

Craig Bibb — W.R. Hambrecht — Analyst
Percentage of stores in new markets and percentage in old markets, existing.

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
I think we were in ‘05 about nine new markets and probably ten restaurants, that was a less than half in ‘06, looking at about six new markets, probably, and new restaurants in those markets.

Craig Bibb — W.R. Hambrecht — Analyst
Okay. And is there a point where Pei Wei has proved itself enough that you really start to step up the unit expansion, or is it more of a QSR type roll-out?

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
I think at least in this room Pei Wei has proven itself and we are stepping it up. I don’t think you will see QSR-type expansion, because it’s not operated or executed like a QSR concept.

Craig Bibb — W.R. Hambrecht — Analyst
We’re not going to see 32 units a quarter any time soon?

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
Correct.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
We continue to increase the growth rate as we build infrastructure in a base of stores over time.

Craig Bibb — W.R. Hambrecht — Analyst
Great, thanks a lot.

Operator
Thank you. Our next question is from Matt Difrisco, and please state your company name.

Matt Difrisco — Thomas Weisel Partners — Analyst
Hi, Thomas Weisel Partners. My question is back to, I guess, the delays in the developing schedule. Can you talk big picture here as far as — I guess first reading your press release, hearing it in the context with some other guys who have spoken about the permit problems and some delays in their own. It sounds as though you are not saying, though, that it’s a secular growth problem; that there’s opportunity to grow, it’s just that there is so much construction going on that you can’t get things done on the time. But is there a problem with number of sites available, or is it a problem with just getting them opened on — in time as you used to in the past and being a major priority to that developer or to that mall to getting it opened?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Matt, I think it’s not a question of sites being available. It’s simply a question of getting sites developed and constructed. And it’s just frankly more difficult today in today’s environment than has been in the past. You know, I’ll just give you a quick example. We have a restaurant up in Chicago in the Schaumburg area that frankly I thought we’d be serving Chinese food today. But the landlord has had some issues getting some work done on their part, and so we are sitting waiting for them to complete their work. And now that restaurant probably will open up some time in September. You know, it’s nothing that we can do anything about at this juncture — and believe me, they are working hard to solve all their issues. But it’s just something we have to live with. And you know, I can give you, unfortunately, song and versus on most of our development from the back half of the year, and there are similar sales to tell.

Matt Difrisco — Thomas Weisel Partners — Analyst
What are those issues that he’s encountering? I mean, it’s not as though you’re having a problem getting a liquor license. It sounds like it’s a problem with him filling out his mall or him having enough — being overly aggressive with his scheduling? What is the difference there this year versus last year with developers?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, again, I believe that from the developers’ standpoint, there is a lot of activity in all the major markets across the country; and, again, I think just getting permitting done, getting their work done, you know, from a — you know, securing people, commodities, et cetera, it’s just a little bit more difficult right now, and I think that it’s impacting — it’s certainly impacting our schedule.

Matt Difrisco — Thomas Weisel Partners — Analyst
So it’s strained but healthy, or is it a concern to you that the condition that it’s in?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
No, it’s — well, it’s a concern to me right now because I’m losing sales weeks; but from a larger picture standpoint, no. I believe that it’s just something we need to do a better job of, as we begin to develop development schedules, for example for ‘06, we just need to make sure that we give ourselves a little bit more wiggle room for things that are — potentially are out of our control.

Matt Difrisco — Thomas Weisel Partners — Analyst
And then I guess to complete that thought, do you gain more wiggle room if you add some people? Is your — now that you’re opening larger numbers of stores you have a second brand now of meeting — going pretty fast, at least in my perspective, of 32 stores planned for next year — 30 to 32. Do you have enough people there or is there some infrastructure tested right now where maybe you need some G&A incremental spending?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well we — we are clearly adding members to the Pei Wei team as they continue to develop that concept. You know, our Bistro team, we’ve been fairly consistent in our development over time — you know, over the last few years we’ve been developing 17, 18, 19, restaurants. We actually anticipate opening a few more restaurants as you look at the back half of this decade. You know, we may push that up to the 20, 21 restraint. So we will continually look at our support capabilities from the development standpoint, and we may be selectively adding some resources. But I would not say that we are going to, you know, add a meaningful amount of resources in the future, no — on the Bistro.

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
It’s Russell, on Pei Wei, in the back half of the year, we’ve actually increased our G&A forecast specifically for development teams and additional hires that are intended for 2007. We are trying to get a little ahead of the curve versus being behind the curve as we were this year. And so e’ve — I think there’s a $200,000 or $300,000 increase in G&A cost in our forecast that is directly attributable to staffing up in the development side, most of which is already done.

Matt Difrisco — Thomas Weisel Partners — Analyst
Great. And then also, my last question, I guess just speaking about the flip side, you said that the Bistro — the existing store gets a little hurt. What are you seeing as far as comparing this class of new store openings and last year’s class of new store openings; and also just the last couple of years of openings, the maturation getting to efficient margins? I know you used to say it was — you used to detail it in your 10-K, and I think it was around year three that you got to plus-20% opening margins in the Bistro. Are you still seeing that maturation process, and do you still expect equal volumes to what we saw in the past off new stores?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes, our new store development in terms of volumes this year, I think, has been very good. You know, we — we have been battling in certain markets, as we’ve talked about in the past, the fact that for the first time we are seeing honeymoon curves with our concept as we go into some of the smaller markets. It hasn’t impacted our ability to — in terms of the time line to profitability and the time line to efficiency, we’ve actually gotten a little bit better in that than we used to be. It used to take, you know, 20 or 24 months give or take. I think that time line has shortened a bit. We’re simply getting a little bit older and a little bit smarter in terms of how we run the restaurant. You know, there — and to the extent that we are having honeymoon curves, that throws us a little bit of complexity into the problem; but the fact of the matter is that as we look at our new unit development and what we are seeing for the new units, we are pleased with the ‘05 class. We were certainly pleased with the ‘04 class.

Matt Difrisco — Thomas Weisel Partners — Analyst
Perfect, thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. Our next question is from Bryan Elliot, and please state your company name.

Bryan Elliott — Raymond James — Analyst
Raymond James. Just a couple of clarifications, actually. Did I hear you say that Phoenix is actually a very strong market for the Bistro right now?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
It is, Bryan, thank you.

Bryan Elliott — Raymond James — Analyst
So those of us speculating that maybe all the head lines in the national news about the weather in Phoenix was not a factor behind the sales trends, okay?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, we here are used to 110-degree days. There’s other parts of the country that aren’t quite as used to that, and I feel for them.

Bryan Elliott — Raymond James — Analyst
Fair enough and that’s certainly fair. Also clarify, did you say that even with the overall comp decline that 70% of comp restaurants are up, or was it 70% of markets? What was that comment?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
In the second quarter, 70 — we’re in about, oh, 54 markets — 70% of those markets are positive in the second quarter.

Bryan Elliott — Raymond James — Analyst
In Q2, okay. Okay. Fair enough. All right. Thank you.

Operator
Thank you, our next question is from Dennis Forst.

Dennis Forst — Keybanc Capital Markets — Analyst
Yes, good morning. I wanted to ask a totally different type of question that had to with the first quarter balance sheet. You had about 8 or $9 million of debt from buying back JVs, and then it also mentioned — or not JVs but minority interest — and it also mentioned that you had the opportunity to buy back some more minority interest. I want to know whether you’ve pulled the trigger on any of those and also what the interest rate is on that debt?

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Hi, Dennis, this is Kristina.

Dennis Forst — Keybanc Capital Markets — Analyst
Hey, how are you?

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Good, thank you. The — most of our — or the majority of our purchases we have had thus far this year did occur in the first quarter. We had a few in the second quarter but most were in the first. You’re write, the debt that we saw is to those partners. We as you know pay a portion on the purchases out in cash and then we also have notes payable to those partners. And the interest rate on those are basically what we are, our rate would be which is basically prime, prime plus a percent or two.

Dennis Forst — Keybanc Capital Markets — Analyst
Okay. And is that interest payment buried [somewheres] else or is it part of the net interest — expense interest income line?

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
The interest expense that we incur on those notes is part of the interest expense line.

Dennis Forst — Keybanc Capital Markets — Analyst
Okay.

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
We don’t separate that out. But it’s obviously netted with the interest income that we earn on our cash reserves.

Dennis Forst — Keybanc Capital Markets — Analyst
Okay. Because the reason I ask, it looked like interest — net interest income in the quarter continues to move up. It was I think less than 400,000 in the fourth quarter and it’s been about 450,000 each of the first two quarters, even though you do have that new debt on the balance sheet?

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Right. We are fortunate to be earning a little more on our cash three days.

Dennis Forst — Keybanc Capital Markets — Analyst
Okay. And lastly, what would constitute a joint venture? What is a Bistro joint venture?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
A Bistro joint venture, Dennis, is one where we’re bringing partners in, and the restaurant that we’re opening is actually over in Hawaii. We’ve teamed up with a group of folks in Hawaii to develop the Bistro concept in the Islands. The first restaurant we hope will open up some time in the middle of next year.

Dennis Forst — Keybanc Capital Markets — Analyst

Okay, and when you say develop, is it going to be something different than the standard P.F. Chang’s, or why do you need a joint venture partner?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You know, the Islands are a little bit different animal for us. We’ve joined up with some folks who are very knowledgeable of the real estate market over there as well as the labor market. They are the current Starbucks and Jamba Juice partners in the Islands, so they’re very familiar with the territory. You know, we — rather than opening a company-owned restaurant there, we opted to joint venture that deal with them, and we have a very small percentage in that joint venture — so it’s very little capital. We will be receiving a royalty fee back from our partners in relation to those restaurants.

Dennis Forst — Keybanc Capital Markets — Analyst
So it’s really a franchise that you own a minority interest in?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
It’s a joint venture with some — with a little bit of a royalty stream.

Dennis Forst — Keybanc Capital Markets — Analyst
Thanks a lot. That clarifies it.

Operator
Thank you. Our next question is from Mark [Kalinowski] and please state your company name.

Mark Kalinowski — Buckingham Research — Analyst
Hi, Mark Kalinowski, Buckingham Research. I wanted to ask about two things — so first, forgive me if I just missed it, but any comments about how Pei Wei and Asian Diner same store sales are trending so far in the third quarter? And second, just wanted to ask about patio seating — what percentage of the Bistro seats are outdoors? And is it reasonable to assume that with all this hot weather that the utilization of that patio seating has been somewhat less than optimal? Thanks.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sure, Mark. Pei Wei sales through the first three weeks of July, their comparable store sales are running about positive 3% or so. I couldn’t tell you exactly how much patio capacity we have across our system. I think that you are absolutely correct. There is no question that some of the heat waves that have rolled across the country have impacted our ability to seat people in the patios.

Mark Kalinowski — Buckingham Research — Analyst
All right. Thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. Our next question is from Hil Davis and please state your company name.

Hil Davis — SunTrust Robinson Humphrey — Analyst

Yes, hi. SunTrust Robinson Humphrey. I was curious when you look at casual dining and if there’s an over building of seats in casual dining do you think that has any impact on your customer and their frequency and or their, maybe their ability to increase their frequency?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Hill, that’s a fairly meaty question. I’m not so sure if we are the best ones to answer that. I’m not so sure if there’s necessarily over building in casual dining going on. Does it impact our guests? I think the fact of the matter is is that I think the guest is the winner and has been for some time as far as dining out. There are lots of great choices out there from local operators to the chain operators and frankly, I think we are all doing a little bit better job in terms of giving the guest great value. So I think there they are the winner, there’s no question.

Hil Davis — SunTrust Robinson Humphrey — Analyst
All right, thank you very much.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you, our next question is from Larry Miller, and please state your company name.

Larry Miller — Prudential — Analyst
Yes, thank you very much. It’s Prudential. I just wanted to back up, maybe I missed it, to something you said earlier in the call, which was that you said some of the weakness was due to macro or industry-wide trend sand some was due to things maybe you’ve done, and I wondering if you can elaborate on some of those company specific issues that you might have alluded to?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Larry, I frankly did not say anything was necessarily due to macro issues. We try very hard to look within our own four walls. I’m sure there is some impact to the environment, but we can’t quantify that so we don’t worry too much about that. You know, we spent some time in our comments talking about the fact that we do develop the Bistro in existing and new markets each and every year. We are seeing some weakness in those markets where we have added capacity. That’s not a new trend — that happens each and every year. You know, and I think that is impacting our overall results.

Larry Miller — Prudential — Analyst
Okay, thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
[OPERATOR INSTRUCTIONS]. Our next question is from Dean Haskell, and please state your company name.

Dean Haskell — JMP Securities — Analyst

Dean Haskell, JMP Securities. If you would on the Bistro side, talk about the roll-out that took place over the last year or 18 months on the reservation system. How did that roll-out and where does that stand currently, and could that possibly have an impact on what you’re seeing today?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Dean, we’ve been taking reservations in our restaurants now for almost two years, so I wouldn’t necessarily describe it as being a recent roll-out. I think that the reservation system has been a boone for our guests and our employees. As a matter of fact, if we tried to take that away now we’d have a revolt from both parties. We think it’s been very positive, and it’s been positively received internally and externally.

Dean Haskell — JMP Securities — Analyst
Okay. Because it seems to me from having experienced it firsthand, fewer people are standing in the bar waiting because they are arriving just before their reservation time, and perhaps they’re not having that second cocktail in the bar.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, if you look at our liquor mix as a percentage of dine in revenues, it is within 1% of where it was nine years ago. So the fact that people may be showing up and not waiting an hour really does not impact our business that much overall other than having happier guests, which is our goal.

Dean Haskell — JMP Securities — Analyst
Excellent. Thank you very much.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Our next question is from Matt Difrisco, please state your company name.

Matt Difrisco — Thomas Weisel Partners — Analyst
Thomas Weisel Partners again. I’m sorry, I think I’m going to pick up the handset. Sorry, Thomas Weisel Partners. The question is regarding — of your 32 Pei Wei and your 18 to 20 Bistros that you have planned to grow in 2006, how many do you have cushioned there, I guess, in the pipeline, when you say you have the potential to, if everything works out perfect, and say the close to 1-Q. stores that might be planned right now in ‘07 could maybe even aggressively get pushed into ‘06 — just curious on your pipeline on how many sites you have planned in there?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Sure. With respect to the Bistro, we actually have a couple of restaurants that if everything broke in our favor — and since nothing is these days I would assume it’s not — but we could actually open a couple more restaurants at the end of December this year. My guess is they are going to roll into January. You know, every year we have — you know, the calendar is what it is. So my guess is that, you know, if we look into ‘06, if we’re going to open 18 Bistro restaurants, we have 20 to 22 restaurants that are floating within a — oh, let’s call it a 14 or 15 month period. And you know, as the development progresses, deals will either accelerate or decelerate through that time line.

Matt Difrisco — Thomas Weisel Partners — Analyst

Okay. And just to be clear, how does that compare to your history of growing? Did you always have roughly about a 20% cushion?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes, I mean I think just in terms of how the pipeline works, you know, we are completely locked up — you know, if we’re going to open 18 or 19 restaurants next year, you know, we have plenty of capacity in the pipeline, certainly through ‘06. We’re almost getting close to completing our pipeline for ‘07 at this point. So I — when you say cushion, I think that as you draw a 24 month time line, you know, we’ll have 40 deals floating through that time line.

Matt Difrisco — Thomas Weisel Partners — Analyst
Got you. And then just a point of clarity here on the — you mentioned the down 7% was due to starting off the quarter on July 4. Looking back at last year’s quarter, I think you started in the July — June 29. Are you comparing then your — this is first week quarter to first week quarter, or is this the Fourth of July week versus Fourth of July week? Can you just clarify that?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
It is the — the Fourth of July this year began the third quarter, that particular week. And as we look at comp store sales week, it’s on a week — it’s on a same week basis.

Matt Difrisco — Thomas Weisel Partners — Analyst
Right. So that’s being compared to June 29?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes. So we actually got a slight benefit, if you will, at the end of the second quarter for that particular — on a year over year basis.

Matt Difrisco — Thomas Weisel Partners — Analyst
Right. And then you are comparing it to a week that began June 29, 2004? Which did not have the Fourth of July weekend in it — or had the end of it, but not —

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
No, we’re comparing it to the week that began June — July 4th or 5th.

Matt Difrisco — Thomas Weisel Partners — Analyst
Of 2004?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Yes.

Matt Difrisco — Thomas Weisel Partners — Analyst
Okay, got you. Thank you.

Operator
Thank you. Our next question is from Bryan Elliot. Please state your company name.

Bryan Elliott — Raymond James — Analyst

Actually Raymond James, still. First I wanted to follow up right there. So you’re saying that the July 4 week, which you said was minus seven, the first week of your new Q3 does not compare with the first week of Q3 last year?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
That’s correct.

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Remember, Bryan, we had an extra week — Right. — last year, so your weeks are a little off. So when you’re talking about comparable store sales, you need to compare the same week this year to the same week last year, regardless of what quarter it falls in.

Bryan Elliott — Raymond James — Analyst
So we missed a week of same store sales capture basically?

Kristina Cashman — P.F. Chang’s China Bistro, Inc. — CFO, PAO & Sec.
Correct.

Bryan Elliott — Raymond James — Analyst
That’s fine. Sure, okay. I just wanted to make sure I understood that properly. And the — my other question was about the accounting for the joint venture store in Hawaii, are we just — is — I assume that it’s going to be a line item of your equity interest and they won’t be part of sales — aggregate revenue, same store sales?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You know, Bryan, that’s a great question, one which I don’t have an immediate answer to. In any event, it’s going to be — it is not going to be a material amount.

Bryan Elliott — Raymond James — Analyst
Yes, okay — unless it’s a $10 million store.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, it would be even then. I would love to think that they are going to pay us 100% royalty on that, but I don’t think that’s going to be the case. So I think the royalty stream from one restaurant will not be a meaningful number.

Bryan Elliott — Raymond James — Analyst
Okay. And so — and it is a royalty stream, not a — when you call — you said you were going to have a small investment, but will you retain an equity interest or will it be arm’s length royalty, i.e., quad sort of a franchise agreement broadly defined?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
What we have, Brian, is a joint venture in which there is going to be a fee paid from our partner for the — for the use of the restaurant in Hawaii.

Bryan Elliott — Raymond James — Analyst
And will you retain an equity interest or a share in the profit stream?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
That is correct.

Bryan Elliott — Raymond James — Analyst
As well as a — the fee. Okay. Thank you.

Operator
Thank you. Our next question is from Donna Hogan, please state your company name.

Donna Hogan — The East Side Tribune — Analyst
The East Side Tribune. Hi, Bert. I have a couple of questions. First your new concept, hoping you can give us an update on that — when, where — the place where the rumor has it going is talking about first quarter ‘06. Do you have anything further on that and do you have a name?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Donna, we really don’t — we have not put a time frame out there as to when we think in ‘06 the R&D concept will open. You know, roughly, we’ve said we think it’s going to be in the — maybe the June kind of time frame. And, no, we have not disclosed any type of name thus far.

Donna Hogan — The East Side Tribune — Analyst
Okay. And my second question also is fairly local. I assume your downtown Scottsdale store also is one of the ones that you’re talking about that has all of the construction construction delays. Do you have any further timing on that? The waterfront restaurant?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
The waterfront project, which is the project that is replacing our now closed Fashion Square restaurant, you know, we had hoped that it would open certainly earlier in the year. It’s now pushing back towards the latter part of the fourth quarter. You know, I hope it’s in 2005.

Donna Hogan — The East Side Tribune — Analyst
Okay. Okay. Thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. Our next question is from John Glass. Please state your company name.

John Glass — CIBC World Markets — Analyst
Thanks, CIBC. I wanted to follow up, I guess, just on my prior question. Is the weakness that you’re seeing in July any more geographically skewed than it was in the second quarter, or are you simply saying that all markets have just come down?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
The latter part is correct. All markets — it’s as if, John, the tide has lowered across the country.

John Glass — CIBC World Markets — Analyst
Okay, and then just — I’m sure you’ve spoken to your peers in the last two weeks just to make sure that there isn’t something more unique to your business. Are they seeing a similar kind of lowering of the tide?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
John, I haven’t talked to anybody, any of my peers in the last few weeks. I have no idea. My guess is over the next few weeks when they talk about their business, we will fine out.

John Glass — CIBC World Markets — Analyst
I guess so, too. But would — does this change your view at all on your ability to price going forward? I know you said you didn’t have any desire to. Does it change your thinking, though, about how you engineer the menu differently since you don’t want to take it to maybe pricing and let it work mix differently?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, we — right or wrong, at the Bistro we’ve always been very cautious about taking price. You know, as you go back into previous conversations we’ve had, you know, it’s just the stance that we like to take. We like the value that we deliver to our guests. The problem with pricing is you never know when you take too much. And, again, I think insofar as the Bistro is concerned, we did not believe that the environment in 2005 was going to be an environment where we could push price. We took a pricing increase at the end of 2004 to try and soften what we knew was going to come in terms of minimum wage increases across the country. Our stance hasn’t changed; and certainly when you’re looking at traffic trends that have been slowing over the last few months, you know, I don’t think that we’re going to be pushing price right now.

John Glass — CIBC World Markets — Analyst
Got it. Thank you.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. Our next question is from Ashley Woodruff, and please state your company name.

Ashley Woodruff — Bear Stearns — Analyst
Bear Stearns again. I have two questions. One’s for Bert, you know, just following up on that question, do you think you’ve taken too much price or are you just cautious on taking price at the moment given, you know, what the rest of the industry has done?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Ashley, I don’t think we’ve taken too much price. I think over the past nine years we’ve taken the opportunity to take five price increases, all of which is 1% in each price increase. So I don’t think that’s too much; and as I look at our menu and look at the value that we’re delivering to our guests, I think we’re in very good shape.

Ashley Woodruff — Bear Stearns — Analyst
Thanks. And then, Russell, a question for you, and you’ve opened in several new markets this year and over the past couple of quarters. Could you talk about what you’re seeing early on in terms of customer trial and to how they are using Pei Wei? Is it similar too in your markets that you’ve had stores longer?

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
Ashley, we have seen fairly comparable trends in terms of to-go mix, dine in mix that we’ve seen over the years. It starts out a little below system average, and then over time works up towards system average. We’ve been very happy with the performance in Florida. I think we’re seeing a little bit of awareness of the brand with folks so we don’t open up quite as unknown to everyone, even though we don’t really do any sort of advanced promotions or advertising. So we’re seeing is a little higher volumes in the new markets as well as in the existing markets in terms of opening rates, very happy with that. And anecdotally, the guest comments are good and similar to what we get in our more mature markets.

Ashley Woodruff — Bear Stearns — Analyst
Thanks. And on your ‘06 development, of the new markets that you will enter into, how many of those will be along the East Coast?

Russell Owens — P.F. Chang’s China Bistro, Inc. — EVP and President & Pei Wei Asian Diner, Inc.
On the East Coast, about three new markets.

Ashley Woodruff — Bear Stearns — Analyst
Okay. Thank you.

Operator
Thank you. Our next question is from Craig Bibb, and please state your company name.

Craig Bibb — W.R. Hambrecht — Analyst
Hambrecht. Actually, I have two second quarter question. The bump — the big bump in operating expenses looked like it’s primarily at the Bistro, that’s being driven by energy or is there something else?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I’m sorry, Craig, I couldn’t hear you.

Craig Bibb — W.R. Hambrecht — Analyst
The bump in operating expense in the second quarter is 100% energy or is there something else in there?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Oh, in operating expense. You know, the sequential change from first quarter to second quarter is a couple of pieces. One has to do with utility costs. The second has to do with the — our cost of disposable items in our restaurant, which includes to-go items. And the third piece is a little of bump in credit card fees.

Craig Bibb — W.R. Hambrecht — Analyst

And then on G&A, and actually, you guys did a good job of controlling that. Is there anything going on underlying that, or are you done moving around or what’s — what was the driver of the savings?

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I’m sorry, the — for G&A in the second quarter?

Craig Bibb — W.R. Hambrecht — Analyst
Right.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
I don’t think there was any significant changes to what our overall G&A was. It’s roughly $10 million or so in the first quarter, $10 million or so in the second quarter. We’re going to see it tick up a little bit in the third quarter because we are, unfortunately, having to move offices this quarter.

Craig Bibb — W.R. Hambrecht — Analyst
Okay.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
But I don’t think there’s anything too unusual there.

Craig Bibb — W.R. Hambrecht — Analyst
Okay. Great. Thanks.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
You bet.

Operator
Thank you. I have no further questions at this time.

Robert Vivian — P.F. Chang’s China Bistro, Inc. — President
Well, thank you, Yvonne. We appreciate the interest from everyone. The next time we will be speaking, I believe, is October 5, when — or excuse me, we won’t be speaking — we will be releasing our revenue for the third quarter, which should be interesting, on October 5. And then our earnings call will — it’ll be — I believe the 4th week of October on Wednesday. Thanks so much. Good bye.

Operator
This concludes today’s conference. You may disconnect at this time.